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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 9, 2000 related to Eggrock Partners, Inc.'s financial statements as of and for the periods ended December 31, 1999, September 30, 1999 and December 31, 1998 included in Breakaway Solutions, Inc.'s Registration Statement (Registration No. 333-40056) and to the use of our firm's name under the heading of "Experts" therein.


                                          /s/  Arthur Andersen LLP


Boston, Massachusetts
November 3, 2000